                                                                     EXHIBIT 4.6
                                 AMX CORPORATION

                        1996 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 1996 Employee Stock Purchase Plan of AMX Corporation.

     1.   Purpose. The purpose of the Plan is to provide employees of the
          -------
Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, and to have the Plan meet the requirements of Rule 16b-3(d) promulgated under the Exchange Act or any successor provision ("Rule 16b-3"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and with Rule 16b-3(d) of the Exchange Act.

     2.   Definitions.
          -----------

          (a) "Administrative Committee" shall mean the Board of Directors of
               ------------------------
the Company or a committee of the members of the Board of Directors of the Company appointed by the Board of Directors of the Company as provided in
Section 13 to administer the Plan.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the $.01 par value Common Stock of the
               ------------
Company.

          (d) "Company" shall mean AMX Corporation, a Texas corporation.
               -------

          (e) "Compensation" shall mean all base straight time gross earnings,
               ------------
exclusive of payments for overtime, incentive compensation, incentive payments, bonuses and other compensation paid by the Company or any Subsidiary.

          (f) "Employee" shall mean any individual who for tax purposes is an
               --------
employee of the Company or a Subsidiary and whose customary employment with the Company or a Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company unless the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, in which case the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (g) "Enrollment/Change Form" shall have the meaning set forth in
               ----------------------
Section 5 of the Plan.

          (h) "Enrollment Date" shall mean the first day of each Offering
               ---------------
Period.

          (i) "Exchange Act" shall mean the Securities and Exchange Act of 1934,
               ------------
as amended.

          (j)  "Exercise Date" shall mean the last day of each Offering Period.
                -------------

          (k)  "Fair Market Value" shall mean, as of any date, the value of
                -----------------
Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock on the date of such determination (or if no such price is reported on such date, such price as reported on the nearest preceding day), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) as reported in The Wall Street Journal or
                                                  -----------------------
          such other source as the Administrative Committee deems reliable;

               (2) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination (or if such prices are not reported on such date, such prices as reported on the nearest preceding day), as reported in The Wall Street Journal or
                                                     -----------------------
          such other source as the Administrative Committee deems reliable, or;

               (3) If the Fair Market Value is not determined pursuant to (1) or
          (2) above, then the Fair Market Value shall be determined in good faith by the Administrative Committee.

          (l)  "New Exercise Date" shall have the meaning set forth in Section
                -----------------
               18(c) of the Plan.

          (m)  "Offering Period" shall mean (unless changed pursuant to Section
                ---------------
               4, Section 18(b) or Section 18(c) of the Plan by the Administrative Committee at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected thereby), a period of approximately six months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31; provided, however, that subject to Section 22, the first Offering Period shall be the period of approximately six months, commencing on the first Trading Day in 1996 on or after the date (which date may be in 1995) of the closing of the sale of Common Stock pursuant to the Company's registration statement on Form S-1 (or any successor form thereof) which has been declared effective by the Securities and Exchange Commission and terminating on the last Trading Day in the period ending June 30, 1996 (if the Offering Period commences before June 30, 1996) or ending December 31, 1996 (if not).

          (n)  "Option" shall mean the right to purchase Common Stock under the
                ------
               Plan during a particular Offering Period.

          (o)  "Participant" shall mean, with respect to any Offering Period, an
                -----------
               Employee who is eligible to participate in the Plan on the Enrollment Date of such Offering Period and who properly elects to participate in the Plan during such Offering Period.

          (p)  "Plan" shall mean this 1996 Employee Stock Purchase Plan of AMX
                ----
               Corporation.

          (q)  "Purchase Price" shall mean an amount equal to 85% of the Fair
                --------------
               Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, the Administrative Committee may (so long as it does so in compliance with Section 423 of the Code and Rule 16b-3) increase such percentage if such increase is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereby.

          (r)  "Reserves" shall mean the number of shares of Common Stock
                --------
               reserved for issuance under the Plan but not yet issued.

          (s)  "Rule 16b-3" shall have the meaning set forth in Section 1 of the
                ----------
               Plan.

          (t)  "Section 16b Participant" shall mean any participant in the Plan
                -----------------------
               who is, by reason of his or her relationship to the Company, subject to the provisions of Section 16 of the Exchange Act.

          (u)  "Section 16b Participation Form" shall have the meaning set forth
                ------------------------------
               in Section 5(c) of the Plan.

          (v)  "September Stock Split" shall mean the 2-for-1 stock split of the
                ---------------------
               Company's Common Stock which occurred on September 12, 1995 prior to the adoption of the Plan.

          (w)  "Stock Purchase Agreement" shall have the meaning set forth in
                ------------------------
               Section 5(a) of the Plan.

          (x)  "Subsidiary" shall mean those corporations, domestic or foreign,
                ----------
               of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, that the Administrative Committee elects to allow the employees thereof to be eligible to participate in the Plan.

          (y)  "Trading Day" shall mean a day on which national stock exchanges
                -----------
               and the NASDAQ System are open for trading.

     3.   Eligibility.
          -----------

          (a) Any Employee who shall be employed on an Enrollment Date for any given Offering Period shall be eligible to participate in the Plan for such Offering Period. It is intended that the Plan provide for broad-based employee participation and that the terms of the Plan not discriminate in favor of highly-compensated employees.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or of any subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

     4.   Offering Periods. The Plan shall be implemented on consecutive
          ----------------
Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Administrative Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrative Committee shall have the power to change the duration of Offering Periods (including the commencement and/or termination dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereby. Notwithstanding anything to the contrary, no Option shall be exercised after the expiration of 27 months from the date of its grant.

     5.   Participation.
          -------------

          (a) An Employee who is eligible to participate in the Plan on a given Enrollment Date may become a participant in the Plan by completing an Enrollment/Change form ("Enrollment/Change Form"), a Section 16b Participation Form (if applicable) and a Stock Purchase Agreement ("Stock Purchase Agreement") authorizing payroll deductions in the form of Exhibits A and B (if applicable) and C to the Plan and filing them with the Company's payroll office on or prior to the applicable Enrollment Date. Such forms may be changed from time to time as determined by the Administrative Committee.

          (b) A Participant's acquisition of Common Stock under the Plan during any Offering Period shall neither limit nor require the Participant's acquisition of Common Stock during any subsequent Offering Period.

          (c) Section 16b Participants will be required to execute and deliver a
Section 16b Participation Form in the form of that attached hereto as Exhibit B ("Section 16b Participation Form"). Section 16b Participants will be required to comply with the terms of Rule 16b-3 as it may be amended from time to time, as well as with the remaining terms and provisions of the Plan.

     6.   Payroll Deductions.
          ------------------

          (a) At the time a Participant files his or her Enrollment/Change Form,
Section 16b Participation Form (if applicable), and Stock Purchase Agreement, he or she shall elect to have deducted from his or her Compensation that is paid during the Offering Period a whole number percentage not exceeding ten percent (10%) of such Compensation unless such election is sooner terminated as provided in the Plan.

          (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments to such account.

          (c) Subject to Section 5(c), a Participant may discontinue his or her status as a Participant in the Plan as provided in Section 10 hereof or may increase or decrease the percentage of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Enrollment/Change Form and a Section 16b Participation Form (if applicable) authorizing a change in payroll deduction percentage. One change (other than for Section 16b Participants) is permitted during an Offering Period unless the Administrative Committee, in its discretion, increases or decreases the number of participation rate changes in the payroll deduction percentages during any Offering Period. The change in percentage shall be effective with the first full payroll period following ten (10) Trading Days after the Company's receipt of the new Enrollment/Change Form. A Participant's Enrollment/Change Form and Stock Purchase Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) The Participant shall make such arrangements as the Company may require for the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements.

     7.   Grant of Option. On the Enrollment Date of each Offering Period, each
          ---------------
Participant in the Plan in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated on or prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Offering Period more than one thousand (1,000) (such number has been determined after the September Stock Split) whole shares of the Company's Common Stock (subject to adjustment as provided in Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. To the extent an Option is not exercised on the appropriate Exercise Date, it shall expire.

     8.   Exercise of Option. Unless a Participant withdraws from the Plan as
          ------------------
provided in Section 10 hereof, his or her Option for the purchase of shares during an Offering Period shall be exercised automatically on the Exercise Date of such Offering Period, and the maximum number of full shares subject to an Option shall be purchased by such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account (subject to withholding deductions made pursuant to Section 6(d) of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account that remain in a Participant's account on an Exercise Date solely because they are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, unless such amounts are refunded as provided in Section 10 hereof. Any other monies left over in a Participant's account after the Exercise Date, including but not limited to those remaining by reason of the maximum limitation on the number of shares a Participant can acquire in any one Offering Period, shall be returned to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by him or her.

     9.   Delivery. As promptly as practicable after each Exercise Date on which
          --------
a Participant purchases shares upon the exercise of an Option, the Company shall arrange for the delivery to each Participant, as appropriate, of a certificate representing the shares purchased.

     10.  Termination of Payroll Deductions; Termination of Employment.
          ------------------------------------------------------------

          (a) Subject to Section 5(c), a Participant may, at any time prior to the Exercise Date, terminate his or her outstanding Options and terminate his or her participation in the Plan by filing an Enrollment/Change Form with the Company setting forth such election, and no further amounts shall be deducted from the Participant's Compensation with respect to such Offering Period. Any amounts in such Participant's account shall, at the Participant's election, be refunded as soon as possible or held for the purchase of shares of Common Stock on the next Exercise Date. If no such election is made at the time such Options are terminated, then such amounts shall be refunded as soon as possible.

          (b) The termination of such Options shall be irrevocable, and the Participant may not subsequently become a Participant during the Offering Period for which the terminated Options were granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed Enrollment/Change Form) on or before the Enrollment Date of the new Offering Period.

          (c) Upon a Participant's ceasing to be an Employee for any reason, he or she will be deemed to have elected to terminate his or her outstanding Options and his or her participation in the Plan. Thereafter, the amounts in such Participant's account not yet used to exercise the Options will be refunded to such Participant or, in the case of his or her death, to the person or persons entitled thereto as a result of a transfer pursuant to Section 15, and such Participant's Options will be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant's customary number of hours per week of employment during the period for which the Participant receives such payment in lieu of notice.

          (d) A Participant's termination of Options and participation in the Plan will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or under the Plan in succeeding Offering Periods that commence after the Offering Period during which such termination occurs.

     11.  Interest. No interest shall accrue on the payroll deductions of a
          --------
Participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 250,000 (such number has been determined after the September Stock Split) shares, subject to adjustment as provided in Section 18 hereof. If on a given Exercise Date the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Administrative Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform and nondiscriminatory a manner as shall be practicable and as it shall determine to be equitable and in compliance with Section 423 of the Code. The payroll deductions of each Participant shall be refunded to the extent they are in excess of the Purchase Price of the shares of Common Stock allocated to such Participant.

          (b) No Participant nor any person to whom an Option is transferred under Section 15 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock under the Plan, including but not limited to rights to vote or to receive dividends, unless and until such person has satisfied all requirements for the delivery of such shares of Common Stock pursuant to the Plan, the certificates evidencing such shares of Common Stock have been issued and such person has become a record holder of such Shares.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

     13.  Administration.
          --------------

          (a) The Plan shall be administered by the Board of Directors of the Company or a committee of members of the Board of Directors of the Company appointed by the Board of Directors of the Company. The Administrative Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrative Committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) Notwithstanding the provisions of Section 13(a), in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested", as that term is used in Rule 16b-3.

          (c) With respect to Section 16b Participants, the transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and, with respect to such persons, all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Stock Purchase Agreement, Enrollment/Change Form or the Section 16b Participation Form. To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrative Committee.

     14.  Term of Plan. The Plan shall continue in effect until September 1,
          ------------
2005 unless sooner terminated under Section 19 hereof.

     15.  Transferability. Neither payroll deductions credited to a
          ---------------
Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by the Participant and may be exercised during the lifetime of the Participant only by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrative Committee may treat such act as an election to terminate the Options and terminate participation in the Plan during the Offering Period during which such attempt occurs.

     16.  Use of Funds. All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold such funds in a trust fund.

     17.  No Right to Employment. Nothing in the Plan shall confer upon any
          ----------------------
Participant any right to continue in the employ of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

     18.  Adjustments Upon Changes in Capitalization.
          ------------------------------------------

          (a) Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan, the price per share of Common Stock covered by each Option under the Plan that has not yet been exercised and the limitations on the number of shares permitted to be purchased in each Offering Period as set forth in Section 7 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split (occurring after the September Stock Split), reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrative Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period during which such dissolution or liquidation would otherwise occur will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrative Committee.

          (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity (in which the shareholders of the Company receive cash or securities of another issuer or any combination thereof in exchange for their shares of Common Stock), each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrative Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding Option and refund all sums then held in the accounts of Participants. If the Administrative Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Administrative Committee shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for his or her Option has been changed to the New Exercise Date and that his or her Option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has terminated his or her Options and participation in the Plan as provided in Section 10 hereof. For purposes of this paragraph, an Option shall be deemed to be assumed if, following the sale of assets, merger or consolidation, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the sale of assets or merger or consolidation, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger or consolidation by holders of Common Stock for each share of Common Stock held on the effective date of the consummation of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets, consolidation or merger was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrative Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or consolidation.

         19.   Termination. The Administrative Committee may at any time and for
               -----------
any reason terminate the Plan, including but not limited to, when all shares of Common Stock available for sale under the Plan as set forth in Section 12(a) have been sold pursuant to Options exercised under the Plan. Except as provided in Section 18 hereof, no such termination shall affect outstanding Options.

         20.   Amendment of the Plan.
               ---------------------

               (a) Subject to Section 20(c), the Administrative Committee at any time, and from time to time, may amend the Plan; provided, however, that if required by Rule 16b-3, no amendment shall be made more than once every six months other than to comport with changes in the Code or the rules and regulations promulgated thereunder.

               (b) It is expressly contemplated that the Administrative Committee may amend the Plan in any respect the Administrative Committee deems necessary or advisable to bring the Plan and/or Options granted under it into compliance with the Code and with Rule 16b-3.

               (c) Notwithstanding anything to the contrary contained herein, the Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

               (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant to whom the Option was granted or his or her successor and (ii) such person consents in writing.

               (e)       Subject to compliance with the other provisions of
Section 20, without shareholder consent the Administrative Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, increase the percentage of Fair Market Value used for the Purchase Price, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrative Committee determines in its sole discretion advisable that are consistent with the Plan.

         21.   Notices.  All notices or other communications by a Participant to
               -------
the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Any written notice to a Participant required by the provisions of the Plan shall be addressed to the Participant at the address on file with the Company and shall become effective 3 days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

         22.   Effective Date. The Plan was adopted by the Board of Directors of
               --------------
the Company as of 5:00 p.m. September 12, 1995 and shall become effective on the first Trading Day of the first Offering Period, provided, however, that no
                                                --------
Options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1993, as amended, all rules and regulations promulgated thereunder (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading (or approved for listing upon issuance), all applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder and all other applicable requirements established by law or regulation; and (iii) if sought by the Company, the approval of counsel for the Company regarding such compliance. In the event such shareholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board of Directors of the Company, the Plan shall terminate and have no further force or effect and all sums collected from Participants hereunder shall be refunded.

         23.   Laws.  The provisions of the Plan shall be governed by the laws
               ----
of the State of Texas without resort to that state's conflict of laws rules.

                                                                     EXHIBIT "A"
                                                                     -----------

                                AMX CORPORATION
                   1996 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

SECTION 1:    Action:                                              Complete Sections:
              ------                                               -----------------

ACTIONS       ______ New Enrollment                                2, 3, 6 and sign attached
                                                                   Stock Purchase Agreement
              ______ Payroll Deduction Change                      2, 4, 6
              ______ Terminate Payroll Deductions                  2, 5, 6
              ______ Change in Stock Issuance Directions           2, 6

=================================================================================================================================

SECTION 2:    Name_____________________________________________________         Dept.____________________________________________
PERSONNEL              Last              First               MI
DATA          Home Address_______________________________________________________________________________________________________
                               Street

              ___________________________________________________________________________________________________________________
              City                      State                               Zip Code

              Social Security No.: ______ ______ ______ - ______ ______ - ______ ______ ______ ______


=================================================================================================================================
SECTION 3:    Effective with Offering Period:                    Payroll Deduction Amount: ________% of base Compensation*
NEW           ______  January 1, 199__
ENROLLMENT    ______  July 1, 199__                        *Must be a multiple of 1% up to a maximum of 10% of base Compensation
              ______  Initial Offering Period - [   ], 199__


=================================================================================================================================
SECTION 4:    Effective with the Pay Period Beginning:             I authorize the following new level of
PAYROLL       ______________________________________________________ payroll deduction: _____% of base Compensation*
DEDUCTION     Month                  Day                    Year
CHANGE                                               *Must be a multiple of 1% up to a maximum of 10% of base Compensation

              NOTE: Unless you are subject to Section 16b of the Securities Exchange Act of 1934, as amended, you may increase or
              ----
                    reduce your rate of payroll deductions once per Offering Period to become effective ten (10) Trading Days after the Company's receipt of the Enrollment/Change Form.

=================================================================================================================================
SECTION 5:    Effective with the Pay Period Beginning: Your election to terminate your payroll deductions for the balance of the
TERMINATE     Offering Period cannot be _____________________________ changed, and you may not rejoin the Offering Period at a
PAYROLL                                 Month      Day       Year     later date. You will not be able to resume participation
DEDUCTIONS                                                            in the ESPP prior to the commencement of the next Offering
                                                                      Period.

              In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current Offering Period:

              ______Purchase shares of AMX Corporation at end of the period

                           OR

              ______Refund ESPP payroll deductions collected

              NOTE:    If your employment terminates for any reason or your eligibility status changes (*20 hrs/wk or *5
              ----
                       months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected will automatically be refunded to you or in the case of your death, to the persons entitled thereto, as set forth in the Plan.

* denotes less than.
=================================================================================================================================
SECTION 6:
AUTHORIZATION

I would like any Common Stock certificate to be issued as follows: (Print name(s) exactly as they should appear.)

___My name only, __________________________________.
___My Name, ______________________, and my spouse, ____________________, ____ as community property or ___ as joint tenants.
___Issued in street name and delivered to my designated brokerage:

         Name on account        _______________________
         Account Number         _______________________
         Brokerage Firm         _______________________
         Account Representative _______________________

Date:______________________________   __________________________________________
                                                  Signature of Employee

                  NOTE:    Unless otherwise defined herein, the terms defined in the ESPP shall have the same meanings in this
                  ----     Enrollment/Change Form. The ESPP is hereby incorporated herein by reference and in the event of any conflict between the terms and conditions of the ESPP and this Enrollment/Change Form, the terms and conditions of the ESPP shall prevail.

                           AMX CORPORATION ("COMPANY")               EXHIBIT "B"
                   1996 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                         SECTION 16b PARTICIPATION FORM

SECTION 1:
PURPOSE     This special participation form is for Participants who are subject to Section 16b of the Exchange Act.
            Unless otherwise defined herein, the terms defined in the ESPP shall have the same meanings in this
            Section 16b Participation Form. The ESPP is hereby incorporated herein by reference and in the event of any conflict between the terms and conditions of the ESPP and this Section 16b Form, the terms and conditions of the ESP shall prevail.
==============================================================================================================================

SECTION 2:  Name_________________________________________________________________________________________________________
PERSONNEL         Last                               First                              MI
DATA

            Social Security No.:______ _______ _______  -  ______ ______ - _______ _______ ______ _______

==============================================================================================================================
SECTION 3:
COMMITMENT  I hereby irrevocably commit to remain a participant in the ESPP for the following period (the "Commitment
Common
PERIOD      Period") and to acquire shares of Stock on each Exercise Date under the ESPP which occurs within the Commitment Period:

            ____  the period beginning with the filing of this form with the ESPP administrator and ending on
                  _______________________ (must extend through at least one Exercise Date more than six (6) months after the filing date), or

            ____  my entire period of ESPP participation (which must extend at least one Exercise Date more than six (6)
                  months after the filing date).

            NOTE: The Commitment Period, together with my participation in the ESPP, will in all events terminate upon my
            ----  cessation of employment with the Company.

==============================================================================================================================
SECTION 4:
PAYROLL     I hereby authorize the Company to deduct from each of my paychecks during the Commitment Period the percentage
Investment
DEDUCTION   of pay specified below for in shares of Common Stock under the ESPP:

            ______ ______% of my base salary per pay period (any multiple of 1% up to a maximum of 10%).

            The specified rate of payroll deduction will remain in effect for the entire Commitment Period, and I will not change such rate of deduction, or otherwise suspend or terminate such deductions, at any time during the
            Commitment Period. However, no further payroll deductions may be made to the ESPP after my termination of employment with the Company.

            NOTE:  The specified rate of payroll deduction may only be changed upon six (6) months advance notice to
            ----   the ESPP administrator. Any such change in the rate of payroll deduction will not become effective until six (6) months after the date the notice of such change is filed with the ESPP administrator.

==============================================================================================================================
SECTION 5:
WAIVER      I hereby waive my right under the ESPP to withdraw any payroll deductions made on my behalf during the
            Commitment Period, and none of those deductions may be refunded to me, except as otherwise specifically provided under the provisions of the ESPP mandating the refund of payroll deductions upon a Participant's termination of employment. Accordingly, all my payroll deductions at the rate specified in Section 4 above are to be applied to the purchase of shares of Common Stock on each Exercise Date within the Commitment Period during which I continue in the Company's employ. Such waiver will remain in effect for the entire Commitment
            Period.

                                                                                             _________ Please initial here.


            NOTE:  The waiver may only be revoked upon six (6) months advance notice to the ESPP administrator. Only
            ----   payroll deductions made on the officer's behalf more than six (6) months after such revocation is filed with the ESPP administrator may be withdrawn from the ESPP or otherwise refunded to the officer.


==============================================================================================================================
SECTION 6:
AUTHORI-    To the extent there is any conflict between the commitments made pursuant to this Section 16b Participation
ZATION      Form and any other payroll deduction authorizations or other agreements or commitments in effect for me for the same period under the ESPP, the terms of this Section 16b Participation Form will control. The commitments made in this Section 16b Participation Form are irrevocable, except to the limited extent otherwise indicated
            above.

Date Signed:_____________________________         Signature:____________________________________

Date Filed:______________________________

                                 AMX CORPORATION                     EXHIBIT "C"
                            STOCK PURCHASE AGREEMENT

         I hereby elect to participate in the 1996 Employee Stock Purchase Plan (the "ESPP") for the Offering Period specified below, and I hereby subscribe to purchase shares of Common Stock of AMX Corporation, a Texas corporation (the "Company"), in accordance with the provisions of this Stock Purchase Agreement ("Agreement") and the ESPP. I hereby authorize payroll deductions from each of my paychecks during the period in the 1% multiple of my Compensation (not to exceed a maximum of 10%) specified in my attached Enrollment/Change Form. Capitalized terms shall have the meaning set forth in the ESPP unless the context otherwise requires.

         I understand that subsequent Offering Periods will begin on the first Trading Day of January and July each year, and my participation will automatically remain in effect from one Offering Period to the next in accordance with my payroll deduction authorization, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes.

         I understand that my payroll deductions will be accumulated for the purchase of shares of the Company's Common Stock on the last Trading Day of each six-month Offering Period. The Purchase Price per share will be 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Enrollment Date of the Offering Period or (ii) the Fair Market Value per share of Common Stock on the Exercise Date.

         I understand that unless I am a Section 16b Participant I can withdraw from the ESPP at any time prior to the last Trading Day of the Offering Period and elect to have the Company refund all my payroll deductions for that period or to have such payroll deductions applied to the purchase of Common Stock at the end of such Offering Period. However, I may not rejoin that particular Offering Period at any later date. Upon the termination of my employment for any reason or my loss of eligible Employee status, my participation in the ESPP will immediately cease and all my payroll deductions in my account under the ESPP on such date will automatically be refunded. Should I die while an ESPP Participant, my payroll deductions will automatically cease and my estate will receive a refund of my payroll deductions. I further understand that I may change the rate of my payroll deductions on one occasion (currently) per Offering Period.

         I understand that I will receive a stock certificate for the shares purchased on my behalf after the end of each Offering Period. The certificate will be issued in the name or names I have selected on the Enrollment/Change Form accompanying this Agreement or will be deposited directly in my designated brokerage account.

         I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding Options at the end of any current Offering Period. Should the Company elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

         I understand that the ESPP sets forth restrictions (i) limiting the maximum number of shares which I may purchase during any Offering Period and
(ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my Option remains outstanding.

         I acknowledge that I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP. I have read this Agreement and the Prospectus and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

         I understand that neither payroll deductions credited to my account nor any rights with regard to the exercise of an Option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) and may be exercised only by me during my lifetime.

         I understand that the grant and/or exercise of the Options will have federal and state income tax consequences. I further understand that I should consult a tax adviser upon the grant of the Option and before exercising this Option or disposing of the shares, particularly with respect to my state's tax laws.

         I understand that the ESPP is incorporated herein by reference unless defined herein, the terms defined in the ESPP shall have the same meanings in this Stock Purchase Agreement. In the event of any conflict between terms and conditions of the ESPP and this Stock Purchase Agreement, the terms and conditions of the ESPP shall control. The ESPP, the Enrollment/Change Form, the
Section 16b Participation Form (if applicable) and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and me with respect to the subject matter hereof, and may not be modified adversely to me except by means of a writing signed by the Company and me. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

         By my signature and the signature of the Company's representative below, I acknowledge and agree that I have reviewed the ESPP, the Enrollment/Change Form, the Section 16b Participation Form (if applicable) and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the ESPP.

         Date: _________________, 199__.




                                           _____________________________________
                                           Signature of Employee

                                           Printed Name: _______________________


         Start Date of my Offering Period: ___________________, 199__

                               FIRST AMENDMENT TO
                                 AMX CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN

1. On September 12, 1995, AMX Corporation, a Texas corporation (the "Company"), adopted the AMX Corporation 1996 Employee Stock Purchase Plan (the "Plan"). The Company desires to amend the Plan as set forth herein.

2. A new Section 24 is hereby added to the Plan to provide in its entirety as follows:

     24. Tax Withholding.
         ---------------

     (a) As a condition to participation in the Plan, the Participant shall make such arrangements as the Administrative Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of shares of Common Stock. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

     (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the payroll payments otherwise payable after the date of an exercise of the Option.

3. The following language is hereby added as an additional paragraph to Exhibit C to the Plan

  I understand that upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the shares of Common Stock, I am required to pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

4. The remaining terms and provisions of the Plan shall continue in full force and effect.

5. This First Amendment to the Plan was adopted by the Board of Directors on July 17, 2001.

                               SECOND AMENDMENT TO
                                 AMX CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN


1. On September 12, 1995, AMX Corporation, a Texas corporation (the "Company"), adopted the AMX Corporation 1996 Employee Stock Purchase Plan (the "Plan"), as amended by that certain First Amendment to the Plan as adopted by the Board of Directors on July 17, 2001. The Company desires to further amend the Plan as set forth herein.

2. Section 12(a) is hereby amended and restated to provide in its entirety as follows:

       12.  Stock
            -----

(a) The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 500,000 shares (such number has been determined after the September Stock Split), subject to adjustment as provided in Section 18 hereof. If on a given Exercise Date the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Administrative Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform and nondiscriminatory a manner as shall be practicable and as it shall determine to be equitable and in compliance with Section 423 of the Code. The payroll deductions of each Participant shall be refunded to the extent they are in excess of the Purchase Price of the shares of Common Stock allocated to such Participant.

3. The remaining terms and provisions of the Plan shall continue in full force and effect.

4. This Second Amendment to the Plan was adopted by the (a) Board of Directors on July 17, 2001 and (b) the shareholders on August 22, 2001.